UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

Quest Software, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26937	33-0231678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Polaris Way

Aliso Viejo, California 92656

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code (949) 754-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 27, 2012, Diamond Merger Sub Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Dell Inc. (“Dell”), a Delaware corporation, was merged (the “Merger”) with and into Quest Software, Inc. (the “Company”), a Delaware corporation, pursuant to that certain Agreement and Plan of Merger, dated as of June 30, 2012 (the “Merger Agreement”), by and among the Company, Dell and Merger Sub. As a result of the Merger, the Company became a wholly owned subsidiary of Dell.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of the Company, par value $0.001 (“Common Stock”), issued and outstanding immediately prior to the Effective Time (excluding (1) shares owned by stockholders who have perfected, and not withdrawn a demand for, or lost the right to, appraisal rights under Delaware law, (2) treasury shares and (3) shares owned by Dell or Merger Sub) was cancelled and converted into the right to receive $28.00 per share in cash, without interest (the “Merger Consideration”).

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2012, and the terms of which are incorporated herein by reference.

On September 28, 2012, Dell issued a press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, pursuant to a written request submitted by the Company to The NASDAQ Global Select Market (“NASDAQ”) on September 27, 2012, trading of Common Stock on NASDAQ is expected to be halted prior to the opening of trading on September 28, 2012 and subsequently suspended. An application on Form 25 to delist the Common Stock from NASDAQ and deregister the shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is expected to be filed with the SEC by NASDAQ.

The Company intends to file with the SEC a certification on Form 15, requesting the deregistration of the shares of Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and
15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock (except as described in Item 2.01 above) was converted at the Effective Time into the right to receive the Merger Consideration.

The disclosures under Item 2.01 above and Item 5.03 below are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosure under Item 2.01 above is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the director of Merger Sub immediately prior to such time, Janet B. Wright, became the director of the Company in replacement of the then-existing directors of the Company, each of whom resigned as directors of the Company effective as of the Effective Time.

In addition, as previously disclosed, Vincent C. Smith, the Company’s former Chairman and Chief Executive Officer, and Douglas F. Garn, the Company’s former Vice Chairman, have each entered into consultancy agreements with Dell with respect to their retention from and after the Effective Time. In connection with such agreements, each of Messrs. Smith and Garn has resigned as an officer of Quest effective as of the Effective Time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s existing certificate of incorporation and bylaws were amended and restated in their entirety in accordance with the terms of the Merger Agreement.

The amended and restated certificate of incorporation and amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Quest Software, Inc.

3.2	Amended and Restated Bylaws of Quest Software, Inc.

99.1	Press Release issued by Dell Inc. on September 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quest Software, Inc.

Date: September 28, 2012	/s/ David P. Cramer
David P. Cramer
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Quest Software, Inc.

3.2	Amended and Restated Bylaws of Quest Software, Inc.

99.1	Press Release issued by Dell Inc. on September 28, 2012